Exhibit 99.2

Mobivity Holdings Corp.
Unaudited Pro Forma Condensed Consolidated Financial Statements

On May 20, 2013, Mobivity Holdings Corp. (the “Company”) completed its acquisition of substantially all of the assets of Front Door Insights LLC (“FDI”). The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the completed acquisition, which was accounted for as a purchase.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2013, and the unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2013 and the year ended December 31, 2012, are presented herein. The unaudited pro forma condensed consolidated balance sheet was prepared using the historical balance sheets of the Company and FDI as of March 31, 2013. The unaudited pro forma condensed consolidated statements of operations were prepared using the historical statements of operations of the Company and FDI for the three months ended March 31, 2013 and for the year ended December 31, 2012.

The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition as if it had been completed on March 31, 2013, and consolidates the unaudited condensed balance sheets of the Company and FDI. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2013 and for the year ended December 31, 2012 give effect to the acquisition as if it had occurred on the first day of each respective period.

The unaudited pro forma condensed consolidated financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations actually would have been if the events described above occurred as of the dates indicated or what such financial position or results would be for any future periods. The unaudited pro forma condensed consolidated financial statements, and the accompanying notes, are based upon the respective historical consolidated financial statements of the Company and FDI, and should be read in conjunction with the Company’s historical financial statements and related notes, and the Company’s "Management's Discussion and Analysis of Financial Condition and Results of Operation" contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and FDI’s financial statements presented herein.

Mobivity Holdings Corp.
Unaudited Pro Forma Condensed Consolidated Balance Sheets
As of March 31, 2013

	Mobivity	FDI	Pro forma adjustments		Pro forma combined
ASSETS
Current assets
Cash	$44,182	$15,180	$100,000	(a)	$49,682
			5,500	(b)
			(100,000)	(b)
			(15,180)	(c)
Other current assets	496,142	32,207	27,467	(b)	523,609
			(32,207)	(c)
Total current assets	540,324	47,387	(14,420)		573,291

Goodwill	2,259,624	-	1,574,325	(b)	3,833,949
Intangible assets, net	412,155	-	1,055,000	(b)	1,467,155
Other assets	46,055	-	-		46,055
TOTAL ASSETS	$3,258,158	$47,387	$2,614,905		$5,920,450

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$608,114	$40,702	$46,219	(b)	$654,333
			(40,702)	(c)
Accrued interest	429,399	-	-		429,399
Convertible notes payable, net of discount	4,237,633	-	1,400,885	(a)	5,638,518
Notes payable, net of discount	171,984	202,501	(202,501)	(c)	171,984
Derivative liabilities	4,194,373	-	64,211	(a)	4,258,584
Other current liabilities	609,491	160,833	116,667	(b)	726,158
			(160,833)	(c)
Total current liabilities	10,250,994	404,036	1,223,946		11,878,976

Commitments and Contingencies
Stockholders' equity (deficit)
Common Stock	23,218		7,000	(b)	30,218
Common stock payable	1,711,490		-		1,711,490
Additional paid-in capital	25,521,840	625,877	1,027,310	(b)	26,549,150
			(625,877)	(c)
Accumulated deficit	(34,249,384)	(982,526)	982,526	(c)	(34,249,384)
Total stockholders' equity (deficit)	(6,992,836)	(356,649)	1,390,959		(5,958,526)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$3,258,158	$47,387	$2,614,905		$5,920,450

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Mobivity Holdings Corp.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the three months ended March 31, 2013

	Mobivity	FDI	Pro forma adjustments		Pro forma combined
Revenues
Revenues	$1,027,993	$104,084	$-		$1,132,077
Cost of revenues	284,622	37,260	-		321,882
Gross margin	743,371	66,824	-		810,195

Operating expenses
General and administrative	532,628	37,892	-		570,520
Sales and marketing	362,896	3,687	1,175,425	(e)	1,542,008
Engineering, research, and development	94,055	61,414	-		155,469
Depreciation and amortization	33,813	-	44,016	(f)	77,829
Total operating expenses	1,023,392	102,993	1,219,441		2,345,826

Loss from operations	(280,021)	(36,169)	(1,219,441)		(1,535,631)

Other income/(expense)
Interest income	3	-	-		3
Interest expense	(1,447,359)	(3,674)	(92,408)	(d))	(1,543,441)
Change in fair value of derivative liabilities	(1,001,550)	-	-		(1,001,550)
Gain on adjustment in contingent consideration	305,712	-	-		305,712
Total other income/(expense)	(2,143,194)	(3,674)	(92,408)		(2,239,276)

Loss before income taxes	(2,423,215)	(39,843)	(1,311,849)		(3,774,907)

Income tax expense	-	-	-		-

Net loss	$(2,423,215)	$(39,843)	$(1,311,849)		$(3,774,907)

Net loss per share - basic and diluted	$(0.10)				$(0.12)

Weighted average number of shares
during the period - basic and diluted	23,218,117				30,218,117

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Mobivity Holdings Corp.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 31, 2012

	Mobivity	FDI	Pro forma adjustments		Pro forma combined
Revenues
Revenues	$4,079,745	$347,797	$-		$4,427,542
Cost of revenues	1,300,325	183,819	-		1,484,144
Gross margin	2,779,420	163,978	-		2,943,398

Operating expenses
General and administrative	2,984,531	155,568	-		3,140,099
Sales and marketing	1,562,520	45,292	1,541,050	(e)	3,148,862
Engineering, research, and development	562,459	199,953	-		762,412
Depreciation and amortization	549,151	-	-		549,151
Goodwill impairment	742,446	-	-		742,446
Intangible asset impairment	145,396	-	178,509	(f)	323,905
Total operating expenses	6,546,503	400,813	1,719,559		8,666,875

Loss from operations	(3,767,083)	(236,835)	(1,719,559)		(5,723,477)

Other income/(expense)
Interest income	2,833	-	-		2,833
Interest expense	(4,559,564)	(4,105)	(234,115)	(d)	(4,797,784)
Change in fair value of derivative liabilities	359,530	-	-		359,530
Gain on adjustment in contingent consideration	625,357	-	-		625,357
Total other income/(expense)	(3,571,844)	(4,105)	(234,115)		(3,810,064)

Loss before income taxes	(7,338,927)	(240,940)	(1,953,674)		(9,533,541)

Income tax expense	-	-	-		-

Net loss	$(7,338,927)	$(240,940)	$(1,953,674)		$(9,533,541)

Net loss per share - basic and diluted	$(0.32)				$(0.32)

Weighted average number of shares
during the period - basic and diluted	23,069,669				30,069,669

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Mobivity Holdings Corp.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1.                      Basis of Presentation

The unaudited pro forma condensed consolidated statements of operations of Mobivity Holdings Corp. (the “Company”) for the three months ended March 31, 2013 and the year ended December 31, 2012 give effect to the acquisition of substantially all of the assets of Front Door Insights LLC (“FDI”) as if the transaction had been completed on the first day of each respective period. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2013 gives effect to the acquisition of substantially all of the assets of FDI as if the transaction had occurred on March 31, 2013.

The unaudited pro forma condensed consolidated statements of operations and unaudited pro forma condensed consolidated balance sheet were derived by adjusting the Company’s historical financial statements for the acquisition of substantially all of the assets of FDI. The unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statement of operations are provided for informational purposes only and should not be construed to be indicative of the Company’s financial position or results of operations had the transaction been consummated on the dates indicated and do not project the Company’s financial position or results of operations for any future period or date.

The unaudited pro forma condensed consolidated balance sheet and unaudited condensed consolidated statements of operations and accompanying notes should be read in conjunction with the Company’s historical financial statements and related notes, and the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and FDI’s financial statements presented herein.

Note 2.                      Purchase Price Allocation

The unaudited pro forma condensed consolidated financial statements reflect a purchase price of $2,499,406. The Company paid $100,000 of the purchase price in cash, paid $1,400,000 of the purchase price with the issuance of a non-interest bearing note payable, and paid the remainder of the purchase price through the issuance of 7,000,000 shares of the Company’s common stock valued at $0.17, which was the closing price per share of such common stock on May 20, 2013.

The purchase price allocation as of March 31, 2013 is as follows:

Cash	$5,500
Accounts receivable	27,467
Contracts	813,000
Customer relationships	22,000
Developed technology	96,000
Non-compete agreement	124,000
Goodwill	1,574,325
Total assets acquired	2,662,292
Liabilities assumed	(162,886)
Net assets acquired	$2,499,406

Goodwill represents the excess of the purchase price over the fair value of the net assets acquired. Contracts are being amortized on a straight-line basis over seven years. Customer relationships are being amortized on a straight-line basis over twelve years. Developed technology is being amortized on a straight-line basis over five years. The non-compete agreement is being amortized on a straight-line basis over three years.

Note 3.                      Pro Forma Adjustments

The following pro forma adjustments are based upon the value of the tangible and intangible assets acquired as determined by an outside, independent valuation firm.

(a)	Represents additional financing obtained by the Company to complete the acquisition transaction.
(b)	Represents the purchase price and allocation of the purchase price to the assets and liabilities acquired in the transaction, as if the transaction had occurred March 31, 2013.
(c)	Represents the elimination of FDI’s assets, liabilities and deficit not acquired in the transaction.
(d)	Represents interest expense and note discount amortization for notes payable issued in conjunction with the transaction.
(e)	Represents salary, bonus and stock based compensation for headcount added in conjunction with the transaction.
(f)	Represents amortization of intangible assets for the period.